Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                WisdomTree Trust
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         (Exact name of the fund as specified in its Trust Instrument)

        Delaware                                            See Next Page
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    48 Wall Street, 11th Floor, New York, NY
                    ----------------------------------------
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered
  ------------------------------                ------------------------------
  Shares of beneficial interest,                    New York Stock Exchange
   $0.001 par value per share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant toGeneral Instruction A.(d), check the following box. [_]

         Securities Act registration statement file number to which this form relates: 333-132380

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

         A description of the shares of beneficial interest, $0.001 par value, of WisdomTree Trust (the "Trust") to be registered hereunder is set forth in the Trust's initial Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

         The Trust currently consisting of twenty separate series. Each of the Trust's twenty series and their respective I.R.S. Employer Identification Numbers are as follows: WisdomTreeSM Total Dividend 20-4184568

WisdomTree(SM) High-Yielding Equity                                   20-4184623
WisdomTree DIEFA(SM)                                                  20-4185606
WisdomTree DIEFA(SM) High-Yielding Equity                             20-4185692
WisdomTree(SM) Pacific ex-Japan High-Yielding Equity                  20-4184932
WisdomTree(SM) Pacific ex-Japan Total Dividend                        20-4184884
WisdomTree(SM) Europe Total Dividend                                  20-4185737
WisdomTree(SM) Europe High-Yielding Equity                            20-4184691
WisdomTree(SM) Europe SmallCap Dividend                               20-6905697
WisdomTree(SM) Japan Total Dividend                                   20-4184758
WisdomTree(SM) Japan High-Yielding Equity                             20-4184829
WisdomTree(SM) Japan SmallCap Dividend                                20-6905707
WisdomTree(SM) Dividend Top 100                                       20-4185397
WisdomTree(SM) LargeCap Dividend                                      20-4185467
WisdomTree(SM) MidCap Dividend                                        20-4185514
WisdomTree(SM) SmallCap Dividend                                      20-4185562
WisdomTree(SM) International LargeCap Dividend                        20-4185073
WisdomTree(SM) International Dividend Top 100                         20-4185016
WisdomTree(SM) International MidCap Dividend                          20-4185270
WisdomTree(SM) International SmallCap Dividend                        20-4185347



Item 2: Exhibits.

         1. The Trust's Trust Instrument is included as Exhibit (a)(1) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006, and amended on June 5, 2006, and June 9, 2006.

         2. The Trust's By-Laws is included as Exhibit (b) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006, and amended on June 5, 2006, and June 9, 2006.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 12th day of June, 2006.



                                     WisdomTree Trust

                                     By:    /s/ Richard Morris
                                            ------------------------------------
                                     Name:  Richard Morris
                                     Title: Secretary